Exhibit 10.1

Software Development and Maintenance Agreement

THIS SOFTWARE DEVELOPMENT AND MAINTENANCE AGREEMENT (“this Agreement”) is entered into by the two parties below in Quito, Ecuador on and as of February 29, 2016:

Party A: Inbit Corp.
Address: Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador

Party B: CasaIndaCara, LLC
Address: Selva Alegre Oe5-71b, Quito, 170129 Ecuador

WHEREAS:

Party A is mainly specialized in the development of the cloud-based software products and has experience and resources in respect of the technical support and management relating to the said businesses;

Party B is desirous of entrusting Party A to develop the relevant software required and providing subsequent software maintenance management services on and subject to the terms and conditions as set forth below.

NOW, THEREFORE, through negotiations, both parties hereby agree as follows:

1. Software Development Service and Maintenance Management

1.1 Subject to the terms and conditions of this Agreement, Party B hereby agrees to appoint Party A as its exclusive software development and maintenance management service provider to furnish to Party B the development service and maintenance management service, including, but not limited to:

1.1.1 Develop a corporate cloud-based platform;
1.1.2 Develop a corporate cloud-based computer system;
1.1.3 Offer software solutions based on the requirements raised by Party B regularly;
1.1.4 Install and maintain the systems used by Party B;
1.1.5 At Party B’s request, provide regular technical training for Party B’s technicians;

1.2 Under this Agreement, Party B’s appointment and authorization to Party A shall be sole, exclusive and irrevocable. Without Party A’s prior written consent, Party B shall not accept the software development and maintenance management services provided by any third party.

1.3 Party A shall perform the design and development of the Software according to Party B’s requirements and after initial completion, inform Party B so that Party B begins trial operation. Prior to trial operation, Party B shall complete the arrangements for the operating environment of the Software, including computer, operating system, network hardware equipment, etc. During trial operation, Party A shall provide relevant guidance and training at Party B’s request and assist Party B in formal operation after completion of trial operation.

2. Service Fee and Terms of Payment

2.1 Party B agrees to prepay the service fee to Party A at a rate of $2,000 (two thousand): wire transfer or check.

3. Confidentiality

3.1 Party B shall keep in confidence any and all Party A’s technical data and information accessible or made available to it owing to the software services under this Agreement (“Confidential Information”), regardless of whether Party A has taken confidentiality actions or not. Without the prior written consent of Party A, Party B shall not disclose, divulge or transfer the Confidential Information to any third party or use it for the benefit of any third party.

3.2 Party B guarantees that it will make the Confidential Information accessible to its employees, consultants and agents on a need to know basis only for the purpose of performing this Agreement and further guarantees that such employees, consultants and agents will undertake the same confidentiality obligations as those as specified herein. Any breach of confidentiality obligations by any of such personnel shall be deemed as a breach hereof by Party B. In this case, Party B shall undertake the defaulting liabilities under this Agreement to Party A.

3.3 Party B shall return to Party A or destroy all documents and other carriers incorporating Confidential Information at Discloser’s option. Any memory device of Party B shall not retain or use such Confidential Information.

4. Effectiveness and Term

4.1 This Agreement shall be signed and go into effect as of the date first above written.

4.2 Party A shall develop and maintain requested software during 6 months from the date of this agreement.

5. Force Majeure

5.1 An Event of Force Majeure means any event that is unforeseeable to or that is foreseeable but whose happening and consequences are unavoidable and insurmountable to either party, including, but not limited to, war or natural disaster, but insufficiency of credit standing, funds or financing shall not be regarded as an Event of Force Majeure. Depending on the special nature of computer network, Events of Force Majeure shall include any of the following events affecting the normal operation of the computer network of either party:

5.1.1 Hacker attack or computer virus invasion;

5.1.2 Serious interruption caused by the technical adjustment of telecommunications department;

5.2 Should the performance of this Agreement be delayed or hindered due to any Event of Force Majeure as defined above, the prevented party shall be exempt from any liability under this Agreement to the extent of the portion being delayed or hindered, provided, however, that the prevented party makes all reasonable efforts to perform this Agreement or reduce the impact of such Event of Force Majeure. Once the cause for such exemption is corrected and remedied, both parties agree to do their best to resume the performance of this Agreement.

6. Notices

Any notice or other communications required to be made under or pursuant to this Agreement shall be written in English and deemed to be received when delivered to the following addressees by hand delivery, registered or certified mail (postage prepaid), recognized courier service or fax:

2

If to Party A: Inbit Corp.
Address: Av. Amazonas N41-125 Y Isla Baltra, Quito, Ecuador

If to Party B: CasaIndaCara, LLC
Address: Selva Alegre Oe5-71b, Quito, 170129 Ecuador

7. Applicable Law

The validity, performance and interpretation of this Agreement shall be governed by Ecuadorian laws.

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Party A: Inbit Corp.

/s/ Viktor Zeziulia
Viktor Zeziulia, President

Party B: CasaIndaCara, LLC

/s/ Daniel Ricardo Sosa-Moura
Daniel Ricardo Sosa-Moura, Director